EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 26, 2011 (except for Note 9, for which the date is April 12, 2012), relating to the financial statements of Unique Underwriters, Inc. as of and for the years ending June 30, 2011 and 2010.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

Bongiovanni & Associates CPA’s

Mike Bongiovanni, CPA, Principal

19720 Jetton Road, 3rd Floor

Cornelius, NC 28031

Tel: 704-892-8733

Fax: 704-892-6487

Email: mikebongiovanni@msn.com

/s/ Bongiovanni & Associates C.P.A’s

Bongiovanni & Associates C.P.A’s

July 20, 2012